UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 E 84th Ave., Suite A-10
Thornton, Colorado		80229
(Address of principal executive offices)		(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 3, 2023, Sonder Holdings Inc. (the “Company”) announced the appointment of Adam K. Bowen as Chief Accounting Officer, effective October 9, 2023. Prior to Mr. Bowen’s appointment, the Company’s Chief Financial Officer, Dominique Bourgault, had performed the function of chief accounting officer.

Mr. Bowen, 41, joins the Company from BlueLinx Holdings Inc., a wholesale distributor of residential and commercial building products, where he served as the Vice President & Chief Accounting Officer from March 2022 to August 2023 and where he was responsible for the company’s record to report functions including consolidations and financial reporting, SEC reporting, corporate tax, financial systems, internal controls, and enterprise risk management. Prior to service as Vice President & Chief Accounting Officer, Mr. Bowen held roles of increasing responsibility at BlueLinx, including Senior Director of Accounting & Corporate Controller from January 2021 to March 2022, Director of Accounting & Corporate Controller from May 2020 to January 2021, and Director of Internal Audit & Enterprise Risk Management from April 2019 to May 2020. Prior to BlueLinx, from June 2015 to March 2019, Mr. Bowen served in various internal audit roles of increasing responsibility with Abbott Laboratories, and its acquired subsidiary, Alere, Inc. Mr. Bowen has held various accounting roles both in-house and in private practice from 2005 to 2015 including at KPMG LLP and Southern Company. Mr. Bowen also currently serves as an Adjunct Instructor of Accounting at Kennesaw State University.

In connection with Mr. Bowen’s appointment as Chief Accounting Officer, the Compensation Committee of the Company’s Board of Directors will grant Mr. Bowen a one-time equity award of 45,000 stock options covering shares of Company common stock, which will vest 25% on the one-year anniversary of the applicable vesting commencement date and then in equal monthly installments thereafter over the next three years, subject to Mr. Bowen’s continued employment with the Company on the applicable vesting dates. Mr. Bowen’s annual base salary is $375,000. Mr. Bowen will participate in the Company’s 2023 Key Executive Change in Control and Severance Plan.

There are no arrangements or understandings between Mr. Bowen and any other persons pursuant to which Mr. Bowen was selected to become Chief Accounting Officer, nor are there any family relationships between Mr. Bowen and any of the Company’s directors or other executive officers subject to disclosure under Item 401(d) of Regulation S-K. Neither Mr. Bowen nor any related person of Mr. Bowen has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On October 3, 2023, the Company issued a press release announcing the appointment of Mr. Bowen. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Dated October 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: October 3, 2023	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer